EXHIBIT 10.1

             SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is entered into as of December 31, 1999, among FFE TRANSPORTATION SERVICES, INC., a Delaware corporation ("Borrower"), FROZEN FOOD EXPRESS INDUSTRIES, INC., a Texas corporation ("Parent"), FFE, INC., a Delaware corporation ("FFE"), CONWELL CORPORATION, a Delaware corporation ("Conwell") W&B REFRIGERATION SERVICE COMPANY, a Delaware corporation ("W&B"), LISA MOTOR LINES, INC., a Delaware corporation ("LML"), FROZEN FOOD EXPRESS, INC., a Texas corporation ("Express"), CONWELL CARTAGE, INC., a Texas corporation ("Cartage"), MIDDLETON TRANSPORTATION COMPANY, a Texas corporation ("Middleton"), COMPRESSORS PLUS, INC., a Texas corporation ("CPI"), BANKBOSTON, N.A., a national banking association f/k/a The First National Bank of Boston ("BB"), WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, a national banking association f/k/a First Interstate Bank of Texas, N.A. ("Wells Fargo "), CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association f/k/a Texas Commerce Bank, National Association ("Chase") (BB, Wells Fargo and Chase are collectively referred to as "Banks") and WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, a national banking association f/k/a First Interstate Bank of Texas, N.A., as Agent for itself, BB and Chase (in such capacity, "Agent").

        R E C I T A L S:

A. Borrower, Parent, FFE, Conwell, W&B, LML, Express, Cartage, Middleton, CPI, BB, Wells Fargo, Chase and Agent are parties to that certain Amended and Restated Credit Agreement dated as of December 30, 1992 as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of May 24, 1993 (as such Credit Agreement may have been or may be further amended, modified, supplemented, renewed, extended or restated from time to time, the "Credit Agreement").

B. The parties hereto desire to amend the Credit Agreement as hereinafter set forth.

C. Borrower has notified Agent that (i) as a result of certain asset write downs which have resulted in charges to income of like amount and other charges to income, the Companies are in violation of the covenants contained in Section 5.1(f) and Section 5.1(k) of the Credit Agreement as of and for the period ended December 31, 1999, and (ii) the Companies are in violation of the covenant contained in Section 5.1(f) of the Credit Agreement as of and for the period ended December 31, 1999 for reasons unrelated to the write downs and charges to income referred to in clause (i) preceding, in each case but for the amendments contained in this Amendment.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows :

ARTICLE 1

Definitions

Section 1.1 Definitions. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning given to such term in the Credit Agreement (as amended by this Amendment).

ARTICLE 2

Amendments to Credit Agreement

Section 2.1 Certain Definitions.

(a) Definition of the Term "Amendment Period". The term "Amendment Period" and the following definition thereof are hereby added to Article I of the Credit Agreement, which definition shall appear in alphabetical order in Article I:

"'Amendment Period' means the period from and including December 31, 1999 through and including March 1, 2000."

(b) Definition of the Term "LIBOR Rate". The phrase "three-quarters of one percent (3/4%)" contained in the definition of the term "LIBOR Rate" in Article I of the Credit Agreement is hereby amended to read as follows: "one and one-quarter of one percent (11/4%)".

(c) Definition of the Term "Potential Default". The term "Potential Default" and the following definition thereof are hereby added to Article I of the Credit Agreement, which definition shall appear in alphabetical order in Article I:

"'Potential Default' means a Default or the occurrence of an event or condition which with notice or lapse of time would become a Default."

(d) Definition of the Term "Restricted Payment". The term "Restricted Payment" and the following definition thereof are hereby added to Article I of the Credit Agreement, which definition shall appear in alphabetical order in Article I:

"Restricted Payment" means (a) any dividend or other distribution (whether in cash, property or obligations), direct or indirect, on account of (or the setting apart of money for a sinking or other analogous fund for) any shares of any class of capital stock of any Company (including, without limitation, Borrower) now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of any Company (including, without limitation, Borrower) now or hereafter outstanding; (c) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, purchase, retirement or defeasance of, or payment with respect to, any subordinated debt of any Company (including, without limitation, Borrower); (d) any loan, advance or payment to any officer, director or shareholder of any Company (including, without limitation, Borrower) (other than a shareholder consisting of Borrower or a wholly-owned Subsidiary of Borrower), exclusive of reasonable compensation paid to officers or directors paid in the ordinary course of business and exclusive of payments made for goods sold or services rendered; and (e) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of any Company (including, without limitation, Borrower) now or hereafter outstanding."

(e) Definition of the Term "Write Downs". The term "Write Downs" and the following definition thereof are hereby added to Article I of the Credit Agreement, which definition shall appear in alphabetical order in Article I:

"'Write Downs' means (a) asset write downs taken by the Companies as of December 31, 1999 which have resulted in charges to the income of the Companies and (b) other charges to the income of the Companies, in each case as specified in Exhibit M attached hereto, all of which write downs and charges to income referred to in clauses (a) and (b) preceding and specified in Exhibit M do not exceed $17,500,000 in aggregate amount."

Section 2.2 Amendment to Section 5.1(f). Section 5.1(f) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

"(f) Interest Coverage Ratio. Maintain an Interest Coverage Ratio at all times, other than during the Amendment Period, of at least 2.5 to 1.0. "Interest Coverage Ratio" shall mean, as of the date of any determination thereof for the twelve (12) month period ending as of the date of any determination, the ratio of (A) the amount of the Companies' consolidated earnings before interest and taxes to (B) the amount of the Companies' consolidated interest expense; all as determined in conformity with GAAP."

Section 2.3 Amendment to Section 5.1(k). Section 5.1(k) of the Credit Agreement is hereby amended to add the following phrase to the end of the definition of the term "Debt Coverage Ratio" contained therein, which phrase shall be added immediately preceding the period at the end of the sentence which contains the definition of the term "Debt Coverage Ratio": "provided, however, that, during the Amendment Period but only during the Amendment Period and not thereafter, the calculation of the Debt Coverage Ratio shall exclude the effects of the Write Downs to the extent of up to a maximum aggregate amount of $17,500,000."

Section 2.4 Amendment to Section 5.2(f). Section 5.2(f) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

"(f) Dividends. Pay or declare dividends during any fiscal quarter having an aggregate value which, when added to the dividends paid or declared in the three preceding fiscal quarters, is in excess of 40% of the net after-tax income for the preceding four (4) fiscal quarters; provided, however, that this Subsection shall not apply to stock dividends paid by Parent in Parent's own stock, to cash dividends paid by Parent, to stock dividends paid by any Subsidiary to Parent in such Subsidiary's own stock, or to cash dividends paid by any Subsidiary to Parent; and provided, further, however, that, notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) none of the Companies will declare or pay or make any Restricted Payments during the Amendment Period other than dividends or other distributions declared or paid or made to Borrower, and (ii) none of the Companies will declare or pay or make any Restricted Payments, other than dividends or other distributions declared or paid or made to Borrower, at any time any Potential Default has occurred and is continuing or would result therefrom."

Section 2.5 Addition of Exhibit M. A new Exhibit M is hereby added to the Credit Agreement, which Exhibit M shall read in its entirety as set forth on Second Amendment Exhibit A attached to this Amendment.

ARTICLE 3

Conditions Precedent

Section 3.1 Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent.

(a) Agent shall have received all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to Agent:

(i) Amendment. This Amendment duly executed by all parties hereto;

(ii) Amendment Fee and Other Fees Costs and Expenses. An amendment fee in the amount of $50,000 shall have been paid to Agent (which amendment fee shall be shared pro rata amongst the Banks based upon the principal amount of their commitments), and all fees, costs and expenses (including, without limitation, attorneys' fees and expenses) incurred by Agent incident to this Amendment or required to be paid in accordance with the Credit Agreement, to the extent incurred and submitted to Borrower, shall have been paid in full by Borrower;

(iii) Certified Resolutions. Resolutions of the Board of Directors of each of the Companies which authorize the execution, delivery and performance of this Amendment, which resolutions shall be certified by the Secretary or Assistant Secretary of such Company; and

(iv) Additional Information. Such additional agreements, documents, instruments and information as Agent or its legal counsel may reasonably request to effect the transactions contemplated hereby.

(b) The representations and warranties contained herein and in all other Loan Papers, as amended hereby, shall be true and correct as of the date hereof as if made again on and as of the date hereof (except to the extent that such representations and warranties were expressly, in the Loan Papers, made only in reference to a specific date).

(c) No Potential Default or Default shall have occurred and be continuing (after giving effect to this Amendment).

(d) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all other agreements, documents and instruments executed and/or delivered pursuant hereto or thereto, and all legal matters incident thereto, shall be satisfactory to Agent and its legal counsel.

ARTICLE 4

Miscellaneous

Section 4.1 Fees, Costs and Expenses. Borrower shall pay all reasonable fees, costs and expenses incurred by Agent (including, without limitation, attorneys fees and expenses) in connection with the negotiation, preparation, execution and consummation of this Amendment and the other transactions contemplated hereby.

Section 4.2 Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 4.3 Effect of this Amendment. The Credit Agreement, as amended by this Amendment, shall remain in full force and effect except that any reference therein, or in any other Loan Paper, to the Credit Agreement shall be deemed to mean and refer to the Credit Agreement as amended by this Amendment.

Section 4.4 Counterparts. This Amendment may be executed in one or more counterparts, by means of facsimile or otherwise, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment.

Section 4.5 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES) AND APPLICABLE LAWS OF THE UNITED STATES.

Section 4.6 NO ORAL AGREEMENTS. THE CREDIT AGREEMENT, AS AMENDED BY THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN PAPERS, REPRESENT THE FINAL, ENTIRE AGREEMENT BETWEEN AND AMONG THE PARTIES HERETO, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

Section 4.7 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid, illegal or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision held to be invalid, illegal or unenforceable.

Section 4.8 Representations and Warranties. Each of the Companies hereby represents and warrants to Agent and Banks that, as of the date of and after giving effect to this Amendment, (a) the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of such Company and will not violate such Company's articles of incorporation or bylaws, (b) the term Loan Papers, as defined in the Credit Agreement and as used in any of the Loan Papers includes, without limitation, this Amendment, (c) all representations and warranties set forth in the Credit Agreement and the other Loan Papers are true and correct as if made again on and as of such date (except to the extent that such representations and warranties were expressly therein made only in reference to a specific date), (d) no Potential Default or Default has occurred and is continuing, and (e) the Credit Agreement and the other Loan Papers (as amended by this Amendment) are and remain legal, valid, binding and enforceable obligations of such Company.

Section 4.9 Credit Agreement Remains in Effect; No Waiver. Except as expressly provided herein, all terms and provisions of the Credit Agreement and the other Loan Papers shall remain unchanged and in full force and effect and are hereby ratified and confirmed. No waiver by Agent or any Bank of any Potential Default or Default shall be deemed to be a waiver of any other Potential Default or Default. No delay or omission by Agent or any Bank in exercising any power, right or remedy shall impair such power, right or remedy or be construed as a waiver thereof or an acquiescence therein, and no single or partial exercise of any such power, right or remedy shall preclude other or further exercise thereof or the exercise of any other power, right or remedy under the Credit Agreement, the Loan Papers or otherwise.

Section 4.10 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Paper shall survive the execution and delivery of this Amendment and the other Loan Papers, and no investigation by Agent or any Bank or any closing shall affect the representations and warranties or the right of Agent and Banks to rely upon them.

Section 4.11 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except that none of the Companies may assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent and Banks.

Section 4.12 Consent, Ratification and Release. Each of the undersigned Companies, jointly and severally, hereby (a) consents to the terms of this Amendment, (b) confirms and ratifies the terms of each of the other Loan Papers to which it is a party, including its guaranty agreement and/or security agreement(s) and/or guaranty or validity of collateral, and (c) acknowledges and agrees that (i) each of the other Loan Papers to which it is a party, including its guaranty agreement and/or security agreement(s) and/or guaranty of validity of collateral, is in full force and effect on the date executed, (ii) as of the date hereof it has no defense, counterclaim, set-off or any other claim to diminish its liability under such document(s), (iii) its consent is not required to the effectiveness of this Amendment and (iv) no consent by it is required for the effectiveness of any future amendment, modification, forbearance or other action with respect to the Loans, the Collateral, the Credit Agreement or any of the other Loan Papers. EACH OF THE UNDERSIGNED COMPANIES HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES AGENT AND THE BANKS, THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE UNDERSIGNED MAY NOW OR HEREAFTER HAVE AGAINST AGENT AND/OR THE BANKS, THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY "LOANS", INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST PRIOR TO THE DATE HEREOF IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR THE OTHER LOAN PAPERS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN PAPERS.

Section 4.13 Acknowledgment regarding Write Downs. Each of the Companies hereby acknowledges and agrees that (a) after giving effect to the Write Downs, the Companies are in noncompliance with Sections 5.1(f) and 5.1(k) of the Credit Agreement as of and for the period ended December 31, 1999, and (b) the Companies are in violation of the covenant contained in Section 5.1(f) of the Credit Agreement as of and for the period ended December 31, 1999 for reasons unrelated to the Write Downs, in each case but for the effects of the amendments contained in this Amendment.

Section 4.14 Limitation of Certain Amendments. The amendments contained in Section 2.2 and Section 2.3 of this Amendment regarding the exclusion of the effects of the Write Downs shall be limited strictly as written and shall not be deemed to constitute an amendment of any term or provision of the Credit Agreement or any other Loan Paper except as expressly set forth therein. Without limiting the generality of the foregoing, the exclusion of the effects of the Write Downs for purposes of Section 2.2 and Section 2.3 of this Amendment shall apply only during the Amendment Period and not at any time prior thereto or thereafter and shall only relate to an aggregate amount not to exceed $17,500,000.

Section 4.15 Information regarding Write Downs. Borrower will deliver to Agent and each Bank any and all information regarding the Write Downs as Agent may reasonably request from time to time.

IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Amendment effective as of the dates first above written.

WELLS FARGO BANK (TEXAS), NATIONALASSOCIATION, as Agent and as a Lender

By: /s/ Craig T. Scheef
Name: Craig T. Scheef
Title: Vice President - Loan Team Leader

BANKBOSTON, N.A.

By: /s/ Katherine Brand
Name: Katherine Brand
Title: Vice President

CHASE BANK OF TEXAS, NATIONAL ASSOCIATION

By: /s/ Lisa Armstrong
Name: Lisa Armstrong
Title: Vice President

FFE TRANSPORTATION SERVICES, INC.

By: /s/ Thomas G. Yetter
Name: Thomas G. Yetter
Title: Vice President

FROZEN FOOD EXPRESS INDUSTRIES, INC.

By: /s/ F. Dixon McElwee, Jr.
Name: F. Dixon McElwee, Jr.
Title: Senior Vice President

FFE, INC.

By: /s/ Charles G. Robertson
Name: Charles G. Robertson
Title: Executive Vice President

CONWELL CORPORATION

By: /s/ F. Dixon McElwee, Jr.
Name: F. Dixon McElwee, Jr.
Title: Senior Vice President

W&B REFRIGERATION SERVICE COMPANY

By: /s/ Charles G. Robertson
Name: Charles G. Robertson
Title: Executive Vice President

LISA MOTOR LINES, INC.

By: /s/ Charles G. Robertson
Name: Charles G. Robertson
Title: Executive Vice President

FROZEN FOOD EXPRESS, INC.

By: /s/ F. Dixon McElwee, Jr.
Name: F. Dixon McElwee, Jr.
Title: Treasurer

CONWELL CARTAGE, INC.

By: /s/ F. Dixon McElwee, Jr.
Name: F. Dixon McElwee, Jr.
Title: Treasurer

MIDDLETON TRANSPORTATION COMPANY

By: /s/ Charles G. Robertson
Name: Charles G. Robertson
Title: Vice President

COMPRESSORS PLUS, INC.

By: /s/ Thomas G. Yetter
Name: Thomas G. Yetter
Title: Secretary